                                                                  EXHIBIT 10.6.1

                           SUPPLEMENTAL AGREEMENT TO
                      DEALER SALES AND SERVICE AGREEMENT
                           (PUBLICLY TRADED COMPANY)

     THIS SUPPLEMENTAL AGREEMENT (this "Supplemental Agreement"), dated as of May 1, 1997, is entered into among FAA Serramonte, Inc., dba Serramonte Isuzu, dba Serramonte Auto Plaza ("Dealer"), FirstAmerica Automotive, Inc. ("Public Company") and American lsuzu Motors Inc. ("Distributor").

     WHEREAS, Distributor and Dealer are entering into a Dealer Sales and Service Agreement of even date herewith (the "Dealer Agreement") which authorizes Dealer to conduct dealership operations from the Dealership Locations identified in the Dealer Agreement;

     WHEREAS, the organization and ownership of Dealer is such that the terms of the Dealer Agreement are not wholly adequate to address the legitimate business needs and concerns of Distributor and Dealer;

     WHEREAS, Distributor and Dealer have entered into the Dealer Agreement in consideration for, and in reliance upon, certain understandings, assurances and representations which the parties wish to document.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

     1.   LIMITATIONS UPON CHANGE OF EXECUTIVE MANAGER
          --------------------------------------------

          A.   Designation of Executive Manager. As set forth in Section 4 of
               --------------------------------
the Dealer Agreement, Al Babbington shall be Executive Manager of Dealer. Dealer agrees that Executive Manager shall have complete and irrevocable authority to make all decisions, and enter into any and all necessary business commitments, required in the normal course of conducting dealership operations on behalf of Dealer. Dealer shall not revoke, modify or otherwise impose limitations upon such authority without the prior written consent of Distributor.

          B.   Change of Executive Manager. Without limiting the restrictions
               ---------------------------
set forth in the Dealer Agreement, the removal or withdrawal of Executive Manager without Distributor's prior written consent shall constitute grounds for termination of the Dealer Agreement, subject to applicable state law.

     2.   LIMITATIONS UPON CHANGES IN OWNERSHIP
          -------------------------------------

          A.   Change in Ownership. Dealer and Public Company hereby represent
               -------------------
and warrant that Dealer is a wholly-owned subsidiary of Public Company. Given the control of Public Company over Dealer, and Distributor's strong interest in assuring that those who own and control Distributor's dealerships have interests consistent with those of Distributor, Dealer and Public Company agree that (i) any change in the ownership of Dealer, or (ii) the acquisition by any person, or any persons acting as a group, of more than 20% of the issued and outstanding capital stock of Public Company from and after the date hereof, shall be considered a change in ownership of Dealer under the terms of the Dealer Agreement, and shall be subject to the provisions of the Dealer Agreement and subparagraph B below.

          B.   Distributor's Rights Upon Change in Ownership. Upon the
               ---------------------------------------------
occurrence of any event described in subparagraph A above, if Distributor reasonably concludes that the transferee or acquiring person or entity does not have interests compatible with those of Distributor or is otherwise not qualified to have an ownership interest in the dealerships at the Dealership Locations, then within 90 days of receipt of written notice from Distributor, Dealer agrees to: (i) transfer the assets associated with Dealer to a third party acceptable to the Distributor, (ii) voluntarily terminate the Dealer Agreement, or (iii) provide evidence to Distributor that such person or entity no longer has such an ownership interest in Dealer or Public Company. In the event that Dealer enters into an agreement to transfer its assets to a third party as set forth in (i) above,

Distributor shall have a right of first refusal to purchase such assets in accordance with the terms and procedures set forth in subparagraph C below, and subject to the terms of applicable state law. Dealer and Public Company agree that if an ownership interest is acquired in Public Company by a person or entity which notifies Public Company via Schedule 13D filed with the Securities and Exchange Commission, Dealer shall advise Distributor in writing, and attach a copy of that Schedule.

          C.   Exercise of Right of First Refusal. Prior to exercising its right
               ----------------------------------
of first refusal pursuant to subparagraph B above, Distributor shall have a reasonable opportunity to inspect the assets, including real estate, before making its decision. If Dealer has entered into a bona fide written buy/sell agreement, the purchase price and other terms of sale will be those set forth in such agreement and any related documents, unless Dealer and Distributor agree to other terms. Upon Distributor's request, Dealer agrees to provide all documents relating to the proposed transfer. If Dealer refuses to provide such documentation or states that such documents do not exist, it will be presumed that the agreement is not bona fide. In the absence of a bona fide written buy/sell agreement, the purchase price of the dealership assets will be determined by good faith negotiations by Dealer and Distributor. If agreement cannot be reached within a reasonable time, the price and other terms of sale will be established by arbitration according to the rules of the American Arbitration Association. Dealer agrees to transfer the assets by Warranty Deed where possible, conveying marketable title free and clear of liens and encumbrances. The Deed will be in proper form for recording and Dealer will deliver complete possession of the assets when the Deed is delivered. Dealer will also furnish copies of any easements, licenses or other documents affecting the property and assign any permits or licenses necessary for the conduct of Dealer's operations. Distributor's rights under this section may be assigned to any third party and in connection with any such assignment, Distributor will guarantee full payment of the purchase price by the assignee. Distributor's rights under this paragraph C shall be subject to the terms of applicable state law.

     3.   LIMITATIONS UPON NUMBER AND LOCATIONS OF DEALERSHIPS
          ----------------------------------------------------

          Public Company acknowledges that Distributor's consent is required for the acquisition of each new Isuzu point and the Distributor's consent to the number and locations of dealerships which may be owned by Public Company or any subsidiary of Public Company will be given on a case by case basis. Dealer shall provide such documentation as is reasonably requested by Distributor regarding the ownership interests of all such persons and entities in Distributor's dealerships. In the event that Dealer or Public Company shall acquire ownership or control of more than one of Distributor's dealerships, then Dealer and/or Public Company shall obtain separate motor vehicle licenses, and shall maintain separate financial statements, for each dealership.

     4.   WORKING CAPITAL REQUIREMENTS
          ----------------------------

          Dealer shall maintain, at all times, sufficient working capital to meet or exceed the minimum net working capital standards for Dealer as determined from time to time by Distributor consistent with its standard policies. Dealer shall provide such documentation as is reasonably requested by Distributor to assure compliance with this requirement. Public Company agrees to submit an annual consolidated balance sheet for the combined dealership operations of Public Company. Public Company agrees, upon Distributor's request, to provide Distributor with copies of the materials filed by Public Company with the Securities and Exchange Commission.

     5.   INDEMNITY
          ---------

          Public Company further agrees to indemnify and hold Distributor harmless from and against any and all claims of the shareholders of Public Company, and all liabilities, losses, damages, costs and expenses incurred in connection therewith, unless a final determination is made that Distributor was in fact liable for such claims, liabilities, losses, damages, costs or expenses.

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

     6.   MISCELLANEOUS
          -------------

          A.   Effect of Supplemental Agreement. The parties agree that this
               --------------------------------
Supplemental Agreement is intended to supplement the terms of the Dealer Agreement and not to limit the rights and obligations of the parties contained therein. This Supplemental Agreement is hereby incorporated into the Dealer Agreement and made a part thereof. In the event that any of the provisions of this Supplemental Agreement are in actual conflict with other provisions of the Dealer Agreement, the provisions contained in this Supplemental Agreement shall govern. In the event that the policies of Distributor with regard to the issues addressed herein are hereinafter modified, the parties agree to review such modifications to determine whether modifications of this Supplemental Agreement are appropriate.

          B.   Construction. This Supplemental Agreement shall be governed by
               ------------
and construed in accordance with the laws of the State of California. The failure of either party to enforce any of the provisions of this Supplemental Agreement or the failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions or elections. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Agreement.

          C.   Alternative Dispute Resolution. In the event of any dispute
               ------------------------------
between the parties regarding the Dealer Agreement or this Supplemental Agreement, Dealer and Public Company agree to participate in any alternative dispute resolution procedures specified in the standard policies of Distributor. Upon final determination through such dispute resolution, each party shall have recourse to a review de novo by the appropriate state court or administrative agency consistent with the provisions of state law. The parties agree that should a party making such appeal lose the issues presented on appeal, then that party shall pay the reasonable expenses, including attorneys' fees, of the other party for the defense of such de novo review.

          D.   No Third Party Beneficiaries. Nothing in this Supplemental
               ----------------------------
Agreement or the Dealer Agreement shall be construed to confer any rights upon any person not a party hereto or thereto, nor shall it create in any party an interest as a third party beneficiary of this Supplemental Agreement or the Dealer Agreement. Dealer and Public Company agree to indemnify and hold harmless Distributor, its affiliates, subsidiaries, directors, officers, employees, agents and representatives from and against all claims, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from or in connection with any action by a third party in its capacity as a stockholder of Public Company other than through a derivative stockholder suit authorized by the Board of Directors of Public Company.

     IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement effective as of the date set forth in the introductory paragraph hereof.

AMERICAN ISUZU MOTORS INC.                   FAA SERRAMONTE, INC.


By: /s/ J. T. Maloney                        By: /s/
    -------------------------------              ------------------------------
    J. T. Maloney
                                             Name: /s/ Thomas A. Price
                                                  ----------------------------
Title: Senior Vice President
       General Manager, Light Vehicles       Title: President
                                                   ---------------------------

                                             FIRSTAMERICA AUTOMOTIVE INC.


                                             By: /s/
                                                ------------------------------

                                             Name: /s/ Thomas A. Price
                                                  ----------------------------

                                             Title: President
                                                   ---------------------------

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

                         DEALERSHIP STANDARDS ADDENDUM

                                      FOR

                             FAA SERRAMONTE, INC.

                             DBA SERRAMONTE ISUZU

               EFFECTIVE FROM AND AFTER May 1 1997 UNTIL AMENDED
                                        ----------
In accordance with Section 5 of our Isuzu Dealer Sales and Service Agreement with you dated May 1 1997, and Article III of the Isuzu Dealer Sales and Service
               ----------
Agreement Additional Provisions thereto, you agree to:

1. Furnish to us, on or before the tenth day of each month, on such forms or by such means as we may designate, complete and accurate financial and operating statements reflecting your true financial condition as of the end of the preceding month and for that portion of the fiscal year then ended.

2. Maintain flooring arrangements with an approved bank or financial institution providing a minimum wholesale flooring line of $600,000 exclusively for the purchase of Isuzu vehicles.

3. Providing and maintaining an exclusive new vehicle sales showroom located at 1500 Collins Avenue Colma CA 94014 for the exclusive display and sale of
   ----------------------------------
   Isuzu vehicles, said showroom to be a minimum of 1,400 square feet and sufficient for the display of three (3) Isuzu vehicles.

4. Install and maintain standard signs as required by us for an Isuzu dealership, including brand, fascia, exterior service and parts, and interior parts signs where allowable under the then current local sign ordinance.

5. Having your service management and technicians attend specified Isuzu sponsored service training programs.

6. Having your sales and management personnel attend Isuzu sponsored product training sessions.

7. Maintain a designated area in the Service Department located at 445
                                                                   ---
   Serramonte Blvd. Colma CA 94014 for servicing Isuzu vehicles. This shall be
   -------------------------------
   coordinated with our designated representative and subject to our approval.

8. Maintain a specified area in the Parts Department located at 445 Serramonte
                                                                --------------
   Blvd. Colma CA 94014, for storage of Isuzu parts. This shall be coordinated
   --------------------
   with our designated representative and subject to our approval.

FAA SERRAMONTE, INC.
DBA SERRAMONTE ISUZU
PAGE 2


9. Maintain Net Working Capital of $94,850 in excess of the combined current Net Working Capital requirement of other manufacturers you may also represent. Additionally, having and maintaining Net Working Capital in the amount required by Isuzu as determined by a revised standard working capital formula.

10. Maintain and utilize the Isuzu Communication System for the submission of required monthly financial statements, parts orders, warranty claims, retail sales reporting, and all other functions which from time to time American Isuzu Motors Inc. may deem necessary.

American Isuzu Motors Inc. reserves the right to amend the foregoing dealership standards at any time upon written notice to you.


                                        FAA SERRAMONTE, INC.
                                        DBA SERRAMONTE ISUZU
                                        1500 Collins Avenue
                                        Colma, CA 94014


                                        BY: /s/
                                           ------------------------------------

                                        ITS: President
                                            -----------------------------------

                                        AMERICAN ISUZU MOTORS INC.

                                        BY: /s/
                                           ------------------------------------

                                        ITS Sr. Vice President & General Manager
                                            -----------------------------------
                                            Light Vehicles